Exhibit 99.1

CMS Energy Announces Sri Maddipati as Chief Financial Officer, Chris Fultz as President of Electric Supply

JACKSON, Mich., June 3, 2026 – CMS Energy announced today, Sri Maddipati, currently Consumers Energy’s senior vice president and president of electric supply, will be named CMS Energy and Consumers Energy Executive Vice President and Chief Financial Officer, effective on June 3. Sri will oversee Investor Relations, Treasury, Tax, Accounting, and Financial Planning. Chris Fultz, vice president of low voltage distribution at Consumers Energy, will become the new senior vice president and president of electric supply, also effective on June 3. Chris will manage the company’s electric supply business unit, which includes electric supply planning and strategy, market operations, generating plant operations and engineering, generation development and procurement.

“Sri has nearly 20 years of experience across finance, treasury, banking, capital markets, and investor relations which allows for a seamless transition of leadership,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “Sri has held several senior leadership positions across our company and brings a combination of financial, operational, strategic and regulatory skills which reflects the company’s thoughtful approach to development and succession and makes him exceptionally well-suited to serve as our next CFO and help lead the company forward.”

Sri joined CMS Energy in 2014 and was elected as vice president and treasurer in 2016 where he was responsible for budget and planning, corporate liquidity, financing and maintaining relationships with investors, banks and rating agencies, a position he held until he moved to the role of Consumers Energy vice president electric supply in 2023. In that role, Sri was responsible for Consumers Energy’s electric supply business unit, which includes electric supply planning and strategy, market operations, generating plant operations and engineering, and generation development and procurement. Sri was appointed Consumers Energy senior vice president and president of the electric supply business unit in 2025. Prior to joining CMS Energy, Sri was a vice president in the financial institutions group at Goldman Sachs. Sri holds bachelor’s and master’s degrees in engineering and a Master in Business Administration, all from the University of Michigan.

“Chris brings a clear commitment to safety, reliability, and affordability, along with the ability to lead large-scale operations and teams to the electric supply organization,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “His broad expertise and leadership within operations, engineering, and project management will be an asset as we plan and execute our long-term energy supply blueprint.”

Chris previously served as vice president of low voltage distribution in our electric business and vice president of natural gas operations. Since joining the company in 2014, Chris held increasingly responsible roles within project management, natural gas operations, transmission, storage and compression. Prior to Consumers Energy, Fultz worked for Black & Veatch, and he holds bachelor’s and master’s degrees in electrical engineering from Michigan Technological University, and a master’s degree in business administration from Oakland University.

Rejji Hayes will retire as Executive Vice President and Chief Financial Officer, effective June 3.

“I want to thank Rejji Hayes for his leadership and many contributions to the company. His impact to our co-workers, communities, customers, and investors has been meaningful, and we are grateful for his service. I wish Rejji the very best in the future.”

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

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Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

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